Exhibit 10.1
CLASS B STOCK PURCHASE AGREEMENT

STOCK PURCHASE AGREEMENT (this “Agreement”) dated as of November 8, 2011 by and between the purchasers identified on Exhibit A hereto (individually, a “Class B Purchaser” and collectively, the “Class B Purchasers”) and Presidential Realty Corporation, a Delaware corporation (the “Company”).

WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, the Class B Purchasers wish to purchase from the Company, and the Company wishes to sell to the Class B Purchasers, an aggregate of 250,000 shares (the “Class B Shares”) of Class B common stock, par value U.S. $0.10 per share, of the Company (the “Class B Common Stock”);

WHEREAS, simultaneously with the execution, delivery and performance hereof, PDL Partnership (the “Seller”), a New York general partnership of which Steven Baruch, Jeffrey F. Joseph and Thomas Viertel are the general partners, is selling an aggregate of 177,013 shares (the “Class A Shares”) of Class A common stock, par value U.S. $0.10 per share, of the Company (the “Class A Common Stock”), to BBJ Family Irrevocable Trust (the “Class A Purchaser”) pursuant to the Class A Stock Purchase Agreement, dated of even date herewith, by and between the Seller and the Class A Purchaser (the “Class A Stock Purchase Agreement” and the sale of the Class A Shares pursuant thereto, the “Class A Sale”); and

WHEREAS, immediately prior to the execution and delivery of this Agreement and the Class A Stock Purchase Agreement, the board of directors of the Company (the “Company Board”) declared a special dividend of $0.35 per share with respect to all shares of Class A Common Stock and Class B Common Stock, payable on November 28, 2011 to holders of record on November 18, 2011 (the “Special Dividend”), but it is the intention and agreement of the Class B Purchasers and the Company pursuant to this Agreement and of the Class A Purchaser and the Seller pursuant to the Class A Stock Purchase Agreement that no Special Dividend shall be payable in respect of the Class B Shares or the Class A Shares to the Class B Purchaser or the Class A Purchasers, respectively, and that neither the Class B Purchasers nor the Class A Purchaser shall be entitled to the Special Dividend in respect of the Class B Shares or Class A Shares, respectively.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, intending to be legally bound hereby, the parties hereto agree as follows:

1. Sale of Class B Shares.

1.1 Sale of Class B Shares, etc.  The Company is issuing and selling to the Class B Purchasers, and the Class B Purchasers are severally purchasing from the Company, the number of Class B Shares set forth opposite such Class B Purchaser’s name on Exhibit A hereto.  Notwithstanding that the Special Dividend is payable after the date hereof, the Company and the Class B Purchasers agree that the Special Dividend is not payable in respect of the Class B Shares and that the Class B Purchasers have no right to payment thereof.

1.2 Payment.  Simultaneously with the execution and delivery hereof, the Class B Purchasers are paying the applicable purchase price for the Class B Shares of US$1.00 per Share and an aggregate purchase price as set forth opposite such Class B Purchaser’s name on Exhibit A (the “Purchase Price”) by wire transfer to the account of the Company set forth in Exhibit A.

1.3 Actions; Deliverables.  Not later than simultaneously with payment of the Purchase Price by each Class B Purchaser as described in Section 1.2, the following actions shall have been taken:

(a) Stock Certificates.  The Company shall have issued and delivered to each Class B Purchaser, simultaneous against the delivery by such Class B Purchaser of the applicable Purchase Price as described in Section 1.2, a certificate or certificates representing the Class B Shares acquired hereunder by such Class B Purchaser, which certificate or certificates shall be registered in such Class B Purchaser’s name or such name as such Class B Purchaser designates and shall contain the following legends:

“THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THEY MAY NOT BE OFFERED OR TRANSFERRED BY SALE, ASSIGNMENT, PLEDGE OR OTHERWISE UNLESS (I) A REGISTRATION STATEMENT FOR THE SHARES UNDER THE SECURITIES ACT OF 1933 IS IN EFFECT OR (II) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, WHICH OPINION IS SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

THE ACCUMULATION OF SHARES OF COMMON STOCK BY ANY PERSON, AS DEFINED IN THE COMPANY’S CERTIFICATE OF INCORPORATION, IS RESTRICTED TO 9.2% OF THE NUMBER OF OUTSTANDING SHARES OF COMMON STOCK WITHOUT REGARD TO CLASS.  ANY TRANSFER WHICH CREATES AN ACCUMULATION IN EXCESS OF THAT AMOUNT VIOLATES THE CERTIFICATE OF INCORPORATION AND IS VOID.  IF, NOTWITHSTANDING THE ABOVE, SUCH ACCUMULATION RESULTS, THE SHARES IN EXCESS OF 9.2% ARE SUBJECT TO CERTAIN RESTRICTIONS ON VOTING POWER AND RECEIPT OF DIVIDENDS, AND MAY BE MADE SUBJECT TO PURCHASE BY THE COMPANY.  FURTHER, SUCH PERSON MAY BE REQUIRED TO INDEMNIFY THE COMPANY AGAINST TAXES INCURRED AND OTHER LOSSES RESULTING FROM (1) LOSS OF ITS TAX QUALIFICATION AS A REAL ESTATE INVESTMENT TRUST OR (2) BECOMING A PERSONAL HOLDING COMPANY”

(b) Class A Sale.  It is a condition to the closing of the sale of the Class B Shares hereunder that the Class A Sale shall be consummated simultaneously.

1.4 Location of Closing. The issuance, sale and purchase of the Class B Shares, delivery of the documents set forth in Section 1.3 and other related actions, including the Class A Sale, are being consummated on the date hereof at the offices of Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, New York.

2. Representations and Warranties of the Company  The Company represents and warrants to the Class B Purchasers as follows:

2.1 Organization, Qualification, and Corporate Power.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business and is in good standing in each jurisdiction in which the laws of such jurisdiction require such qualification.  The Company has all power and authority necessary to own or hold its properties, to conduct its business as currently conducted and to execute, deliver, and perform this Agreement, the Amendments, the Asset Management Agreements, the Management Agreements and any other agreement or other document or instrument contemplated to be executed and delivered by the Company pursuant to this Agreement (collectively, the “Transaction Documents”).

2.2 Authorization of Transaction Documents.  All action on the part of the Company necessary for the authorization, execution and delivery by the Company of this Agreement and the other Transaction Documents, and the performance of all obligations of the Company hereunder and thereunder has been taken on or prior to the date hereof.  This Agreement and the other Transaction Documents executed by the Company have been duly executed by the Company, and constitute the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except that (i) such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

2.3 Authorization of the Class B Shares.  The Class B Shares have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and issued in compliance with federal and state securities laws.

2.4 Capitalization and Other Capital Stock Matters.  The authorized, issued and outstanding capital stock of the Company consists of 700,000 shares of Class A Common Stock, of which 442,533 shares are issued and outstanding and 36,407 shares are held in treasury, and 10,000,000 shares of Class B Common Stock, of which 2,963,147 shares are issued and outstanding and 570,400 shares are held in treasury.  All of the issued and outstanding shares of Class A Common Stock and Class B Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws.  None of the outstanding shares of Class A and Class B Common Stock were, and none of the Class B Shares will be, issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company.  There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries.

2.5 Non-Contravention.  The Company is not (i) in violation of its certificate of incorporation or bylaws, as in effect on the date hereof; (ii) to the best knowledge of the Company, in violation of any Law applicable to the Company or any subsidiary of the Company; or (iii) except as described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 (the “Form 10-K”) and Quarterly Report on Form 10-Q for the quarter ended June 30, 2011 (the “June 2011 Form 10-Q”), in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an “Existing Instrument”), except, in the case of clauses (ii) and (iii) for such violations or Defaults as would not, individually or in the aggregate, result in a material adverse effect on the consolidated financial position, stockholders’ equity, results of operation, or business of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).  The Company’s execution, delivery and performance of this Agreement and the other Transaction Documents, the consummation of the transactions contemplated hereby and thereby, the Class A Sale, and the issuance and sale of the Class B Shares will not (x) conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any Lien upon any property or assets of the Company or any subsidiary pursuant to, or require the consent of any other party to, any Existing Instrument, (y) result in any violation of any Law applicable to the Company or any subsidiary or (z) violate the certificate of incorporation or bylaws of the Company as in effect on the date hereof.  No consent, approval, authorization or other order of, or registration or filing with, any Governmental Authority is required for the Company’s execution, delivery and performance of this Agreement and the other Transaction Documents and consummation of the transactions contemplated hereby and thereby except such consent, approval, authorization or other order or registration or filing (including the Form 8-K (as defined herein)) as set forth herein as has been obtained or made by the Company and except where the failure to obtain such consent, approval, authorization or order or to make such filing or registration would not, individually or in the aggregate, result in a Material Adverse Effect or otherwise affect the parties’ ability to consummate the transaction or result in the rescission thereof.  For purposes of this Agreement, (1) “Law” shall mean any law, statute, rule, regulation, ordinance, order, code, common law, arbitration award, judgment, decree, order or other legal requirement of any Governmental Authority, and the rules of any stock exchange, as applicable; (2) “Governmental Authority” shall mean any federal, state, local or foreign government or any subdivision, authority, department, commission, board, bureau, agency, court or other instrumentality thereof; (3) “Liens” shall mean liens, mortgages, pledges, charges, security interests, claims and other encumbrances;  and (4) “best knowledge of the Company” shall mean the best knowledge of any of Jeffrey F. Joseph, Steven Baruch and Thomas Viertel, after due inquiry.

2.6 SEC Filings; Financial Statements.  The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since January 1, 2010 (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Filings”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Filing prior to the expiration of any such extension.  As of their respective dates, the SEC Filings complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Filings, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  Some matters discussed in the SEC Filings may be considered “forward looking” statements within the meaning of Section 27(a) of the Securities Act and Section 21(e) of the Exchange Act, which statements each Class B Purchaser acknowledges and agrees are not guarantees of future performance and involve a number of risks and uncertainties, and with respect to which the Company makes no representations or warranties; provided that, to the extent that any forward looking statement is determined by a court in a non-appealable decision to be misleading or made in bad faith in an action filed by a third party, the Company will not be able to rely on this acknowledgement in any action by any Class B Purchaser or the Class A Purchaser.  The financial statements of the Company included in the SEC Filings comply in all material respects with applicable accounting requirements and the rules and regulations of the U.S. Securities Exchange Commission (the “SEC”) with respect thereto as in effect at the time of filing.  Such financial statements were prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to customary year-end audit adjustments.

2.7 Material Changes; Undisclosed Events, Liabilities or Developments.  Since the date of the latest audited financial statements included within the SEC Filings, except as specifically disclosed in a subsequent SEC Filing filed prior to the date hereof: (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect; (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the SEC; and (iii) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any of its shares (except for the Special Dividend).  The Company does not have pending before the SEC any request for confidential treatment of information or any unresolved comments on any of its SEC Filings.

2.8 REIT.   The Company qualifies as a real estate investment trust within the meaning of Section 856 of the Internal Revenue Code of 1986, as amended (a “REIT”).  The Company has at all times complied with all the requirements and satisfied all the terms and conditions that must be satisfied in order to maintain its status as a REIT.  Neither the execution and delivery of this Agreement, the Class A Stock Purchase Agreement and the other Transaction Documents, nor the consummation of the transactions contemplated hereby and thereby will result in the loss of or otherwise adversely affect the Company’s status as a REIT.  There are no facts and circumstances known to the Company that would reasonably be expected to adversely impact the Company’s status as a REIT or result in the loss of such status.

2.9 There is no action, suit, proceeding or investigation pending or to the best knowledge of the Company, currently threatened against the Company or to the best knowledge of the Company pending or currently threatened against the Seller in the Class A Stock Purchase Agreement with respect to the transactions contemplated hereby and by the Class A Stock Purchase Agreement.

2.10 No Other Representations.  Except as set forth herein, the Company is not making any representation or warranty of any kind.

3. Representations and Warranties of the Class B Purchasers.  Each Class B Purchaser represents and warrants, severally and not jointly, as follows:

3.1 Capacity; Binding Agreement; etc.  The Class B Purchaser has full capacity to execute and deliver this Agreement and to carry out the transactions contemplated hereby.  This Agreement has been duly executed and delivered by the Class B Purchaser.  This Agreement constitutes the valid and binding agreement of the Class B Purchaser, enforceable against the Class B Purchaser in accordance with its terms, except that (i) such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

3.2 Purchase for Investment, etc.  The Class B Purchaser (a) is an “accredited investor” as such term is defined under Rule 501 under the Securities Act, and has such knowledge and experience in business and financial matters as to be capable of evaluating the merits and risks of the investment in the Class B Shares; (b) is capable of bearing the economic risks associated with the investment in the Class B Shares; (c) has been provided  the opportunity to ask questions and receive answers concerning the Company and to obtain any additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished to it; (d) is acquiring the Class B Shares for its own account and not with a view toward, or for resale in connection with, the sale or distribution thereof; provided, however, the Class B Purchaser does not agree to hold the Class B Shares for any minimum or other specific term, and reserves the right to dispose the Class B Shares at any time in accordance with or pursuant to an exemption under the Securities Act.  Nothing contained in this Section 3.2 will derogate from the Class B Purchaser’s right to rely on the Company’s representations and warranties included in this Agreement.

3.3 Reliance on Exemptions.  The Class B Purchaser understands that the Class B Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of the U.S. federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Class B Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Class B Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Class B Purchaser to acquire the Class B Shares.

3.4 Transfer or Resale.  The Class B Purchaser understands that the Class B Shares have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless subsequently registered thereunder or sold, assigned or transferred pursuant to an exemption from registration under the Securities Act.

3.5 Special Dividend.  For the avoidance of doubt, the Class B Purchaser waives any and all claims or demands with respect to the Special Dividend.  If, notwithstanding Section 1.1 and this Section 3.5, the Class B Purchaser shall receive payment of the Special Dividend in respect of the Class B Shares, the Class B Purchaser shall promptly pay over such Special Dividend to the Company.

4. Public Announcements; Filings; Further Actions.

4.1 Set forth as Exhibit B hereto is a form of the Company’s press release with respect to the execution of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby.  The parties shall not issue any other press release or public announcement concerning this Agreement or the transactions contemplated hereby without obtaining the prior written approval of the other parties hereto (which approval will not be unreasonably withheld, delayed or conditioned) unless, in the reasonable judgment of the Company, as applicable, disclosure is otherwise required by Law.

4.2 Set forth as Exhibit C hereto is a copy of the Company’s Current Form 8-K (the “Form 8-K”) with respect to the execution of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby. The Company shall file the Form 8-K no later than four business days after the Closing.

4.3 Further Action.  The Company agrees to take, or cause to be taken, from and after the date hereof, such further reasonable actions to execute, deliver and file, or cause to be executed, delivered and filed, such further documents and instruments as may be necessary in order to fully effectuate the purposes, terms and conditions of this Agreement, and the Company agrees to cooperate fully in any such actions as the Class B Purchasers shall reasonably request.

4.4 Special Dividend Reporting. The Company shall exercise best efforts to not to provide the Class B Purchasers with a Form 1099 reporting the Special Dividend.

5. Miscellaneous.

5.1 Counterparts.  This Agreement may be executed in one or more counterparts, but all such counterparts shall constitute one and the same instrument.

5.2 Communications and Notices.  Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile or email (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) three days after deposit with an internationally recognized overnight delivery service, in each case properly addressed to the party to receive the same.  The addresses, facsimile numbers and email addresses for such communications shall be:

If to the Company:
	Mailing Address:	180 South Broadway White Plains, New York 10605
	Email Address:	jjoseph@presrealty.com
	Fax Number:	914-948-1327

With a copy to Nilene R. Evans	Mailing Address:	Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, New York 10104-0050
	Email Address:	nevans@mofo.com
	Fax Number:	212-468-7900

If to the Class B Purchasers:	To the addresses set forth on Exhibit A.

5.3 Governing Law.  This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the conflicts of laws and rules thereof.

5.4 Integration and Severability.  This Agreement embodies the entire agreement and understanding among the parties hereto, and supersedes all prior agreements and understandings, relating to the subject matter hereof.  In case any one or more of the provisions contained in this Agreement or in any instrument contemplated hereby, or any application thereof, shall be invalid, illegal or unenforceable in any respect, under the laws of any jurisdiction, the validity, legality and enforceability of the remaining provisions contained herein and therein, and any other application thereof, shall not in any way be affected or impaired thereby or under the laws of any other jurisdiction.

5.5 Headings.  The headings of the articles, sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above stated.

CLASS B PURCHASERS:

/s/ Richard Zorn
Richard Zorn

/s/ Gordon DiPaolo
Gordon DiPaolo

PRESIDENTIAL REALTY CORPORATION

By:	/s/ Jeffrey F. Joseph
Jeffrey F. Joseph, President

Exhibit A
Class B Purchaser Information

Class B Purchaser	Shares of Class B Common Stock To Be Sold to Class B Purchaser	Purchase Price	Address for Notice
Richard Zorn	125,000	$125,000
Gordon DiPaolo	125,000	$125,000

Company Wire Instructions

Exhibit B
Press Release

Exhibit C
Form 8-K